EXHIBIT 24

                              POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director and or Officer of Whitman Corporation, a Delaware corporation (the "Company"), hereby constitutes and appoints BRUCE S. CHELBERG, THOMAS L. BINDLEY and FRANK T. WESTOVER, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Company s Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and any and all amendments thereto, and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 18th day of March, 1994.

                          Date                                   Date

 /s/ Bruce S. Chelberg    3/18/94    /s/ Archie R. Dykes              3/18/94
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Bruce S. Chelberg                   Archie R. Dykes

 /s/ Thomas L. Bindley    3/18/94    /s/ Helen Galland                3/18/94
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Thomas L. Bindley                   Helen Galland

 /s/ Frank T. Westover    3/18/94
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Frank T. Westover                   Jackson C. Grayson Jr.

 /s/ Richard G. Cline     3/18/94
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Richard G. Cline                    Donald P. Jacobs

 /s/ James W. Cozad       3/18/94    /s/ Charles S. Locke             3/18/94
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James W. Cozad                      Charles S. Locke

 /s/ Pierre S. duPont IV  3/18/94    /s/ Harry A. Merlo               3/18/94
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Pierre S. duPont IV                 Harry A. Merlo